EXHIBIT 10.1(a)
                                                          FORM 10-Q
                                   QUARTER ENDED SEPTEMBER 30, 1998




                    FIRST AMENDMENT TO CREDIT AGREEMENT


          THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 21, 1998, amends and supplements the Credit Agreement dated as of September 24, 1997 (the "Credit Agreement") among BUCYRUS INTERNATIONAL, INC., a Delaware corporation (the "Company"), the financial institutions party thereto (the "Banks"), THE BANK OF NOVA SCOTIA, as documentation agent, and BANK ONE, WISCONSIN, as agent for the Banks and as letter of credit issuing bank.

                                 RECITALS

          The Company, the Banks, the Documentation Agent and the Agent desire to amend the Credit Agreement as set forth below.

                                AGREEMENTS

          In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the parties agree as follows:

          1. Definitions and References. Capitalized terms not defined herein have the meanings ascribed to them in the Credit Agreement. Upon the execution and delivery of this First Amendment by all of the parties hereto, all references to the Credit Agreement set forth in the Loan Documents shall mean the Credit Agreement as amended by this First Amendment to Credit Agreement.

          2.   Amendments.

               (a) The following definition is inserted, in appropriate alphabetical order, into Section 1 of the Credit Agreement

          "Bonded Project" means any project being undertaken by the Company or a Subsidiary Guarantor with respect to which the Company or such Subsidiary Guarantor has provided a performance bond or comparable Surety Instrument to or for the benefit of the Person for whom such project is being undertaken.

               (b) The defined term "Qualified Domestic Finished Goods and Raw Materials Inventory" in Section 1 of the Credit Agreement is amended by the addition of the following sentence at the end of such definition:

     Notwithstanding the foregoing, all finished goods and raw materials inventory located at the site of a Bonded Project is not Qualified Domestic Finished Goods and Raw Materials Inventory.

               (c) The defined term "Qualified Domestic Net Unbilled Progress Billing Receivables" in Section 1 of the Credit Agreement is amended by the addition of the following sentence at the end of such definition:

     Notwithstanding the foregoing, any such amount arising with respect to a Bonded Project is not included in Qualified Domestic Net Unbilled Progress Billing Receivables.

               (d) The defined term "Qualified Domestic Work in Process Inventory" in Section 1 of the Credit Agreement is amended by the addition of the following sentence at the end of such definition:

     Notwithstanding the foregoing, all work in process inventory located at the site of a Bonded Project is not Qualified Domestic Work in Process Inventory.

               (e) The defined term "Qualified North American Accounts Receivable" in Section 1 of the Credit Agreement is amended by the addition of the following paragraph at the end of such definition:

          Notwithstanding the foregoing, all accounts receivable arising from the performance of a Bonded Project are not Qualified North American Accounts Receivable unless the Company furnishes to the Agent evidence, reasonably satisfactory to the Agent, that the Bonded Project has been completed and the provider of the performance bond or other Surety Instrument relating to such Bonded Project has released such performance bond or other Surety Instrument and has released all claims it may have relating to the account receivable arising in connection with such Bonded Project.

          3. Letter of Credit No. STI00473. During such period as Letter of Credit No. STI00473 is secured by collateral consisting of cash or cash equivalents having a market value not less than the amount available for drawing thereunder, (a) Letter of Credit No. STI00473 shall be deemed to be a Nonfinancial Letter of Credit for purposes of calculating the fee payable under Section 3.08 of the Credit Agreement and (b) the amount available for drawing under Letter of Credit No. STI00473 shall be excluded from the Effective Amount of all L/C Obligations for purposes of determining whether the sum of the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations exceeds the Borrowing Base Amount. The reduction in the fee referred to in clause (a) above shall be effective retroactively as of September 24, 1997 and the resulting credit shall be applied against the fee for Letters of Credit due on the last Business Day of June 1998.

          4. Representations and Warranties. The Company represents and warrants to the Agent and each Bank that:

               (a) The representations and warranties set forth in Sections 6.02, 6.03 and 6.04 of the Credit Agreement are true and correct in all material respects after giving effect to this First Amendment; and

               (b) No Default or Event of Default exists as of the date of this First Amendment.

          5. Costs and Expenses. The Company agrees to pay all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with this First Amendment.

          6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.


                             BUCYRUS INTERNATIONAL, INC.

                             BY \s\Daniel J. Smoke
                              Title: VP FIN & CFO

                             BANK ONE, WISCONSIN, as Agent, Issuing
                             Bank and a Bank

                             BY \s\Mark P. Bruss
                              Title: Vice President

                             THE BANK OF NOVA SCOTIA, as
                             Documentation Agent and a Bank

                             BY \s\F. C. H. Ashby
                              Title: Senior Manager Loan Operations

                             FIRSTAR BANK MILWAUKEE, N.A.

                             BY \s\Jeff Janza
                              Title: Ass't. Vice President

                             FLEET CAPITAL CORPORATION

                             BY \s\Audrey A. Pengelly
                              Title: Senior Vice President

                             LASALLE NATIONAL BANK

                             BY \s\James A. Meyer
                             Title: First Vice President

                             BANK OF SCOTLAND

                             BY \s\Annie Chin Tat
                             Title: Senior Vice President